Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 1, 2000 relating to the consolidated financial statements of Elast Technologies, Inc., a Nevada corporation, and to the reference to our firm under the caption "Experts" in the prospectus.


/s/ Kelly & Company
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Kelly & Company
Newport Beach, California
July 24, 2000